Exhibit 1.1

7,000,000 American Depositary Shares

SUNGY MOBILE LIMITED

Representing 42,000,000 Class A Ordinary Shares

UNDERWRITING AGREEMENT

November [—], 2013

CREDIT SUISSE SECURITIES (USA) LLC

    Eleven Madison Avenue,

      New York, NY 10010

        United States

J.P. MORGAN SECURITIES LLC

    383 Madison Avenue,

      New York, NY 10179

        United States

  As Representatives of the Several Underwriters

Dear Sirs:

1. Introductory. Sungy Mobile Limited, an exempted company with limited liability incorporated in the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters, for whom you are acting as representatives (the “Representatives”), an aggregate of 7,000,000 American depositary shares (“ADSs”), each ADS representing six Class A ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company (such 7,000,000 ADSs being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,050,000 additional ADSs (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [—], 2013, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of American depositary shares issued thereunder. As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 490,000 ADSs, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the General Disclosure Package (as defined herein) and the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the General Disclosure Package and the Final Prospectus.

2. Representations and Warranties of the Company and the Founders. (1) The Company represents and warrants to, and agrees with, the several Underwriters that:

Filing and Effectiveness of Registration Statements; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-191846) covering the registration of the Ordinary Shares underlying the Offered Securities (the “Underlying Shares”) under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Underlying Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. The Company has also filed with the Commission a registration statement on Form F-6 (No. 333-192280) covering the registration of the Offered Securities under the Act (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “ADS Registration Statement”). The Company has also filed a registration statement on Form 8-A (No. 001-36195) to register the Offered Securities and the Underlying Shares in accordance with Section 12 of the Exchange Act (at any particular time, such registration statement, in the form then on file with the Commission, including all exhibits thereto, shall be referred to as the “Exchange Act Registration Statement”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Underlying Shares and the Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [—] [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement, the ADS Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement, the ADS Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Section 5(d) Communications” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act.

“Securities Laws” means, collectively, the United States Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the United States Dodd-Frank Wall Street Reform and Consumer Protection Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Global Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(i) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(ii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other Controlled Entity (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iii) Emerging Growth Company Status. At the time of (i) each confidential submission of a draft of the Initial Registration Statement or any amendment thereto under Section 6(e) of the Act, (ii) the initial filing date (within the meaning of Rule 401(a) under the Act) of the Initial Registration Statement, and (iii) any Section 5(d) Communications, the Company was, and on the date hereof the Company is, an “emerging growth company” as defined in Section 2(a)(19) of the Act

(iv) Foreign Private Issuer Status. On the initial filing date (within the meaning of Rule 401(a) under the Act) of the Initial Registration Statement, the Company was, and on the date hereof the Company is, a “foreign private issuer” within the meaning of Rule 405 under the Act.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated November 12, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus or any written Section 5(d) Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any written Section 5(d) Communications in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Memorandum and Articles of Association or other constitutive or organizational documents of the Company (the “Memorandum and Articles of Association”) comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives. Except as set forth in the exhibits to the Initial Registration Statement, no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.

(viii) Controlled Entities. The Company does not own or control, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity other than the subsidiaries (the “Subsidiaries”) and consolidated variable interest entities (the “VIEs” and, together with the Subsidiaries, the “Controlled Entities”) listed in Exhibit 21.1 of the Initial Registration Statement. Each Controlled Entity of the Company has been duly incorporated and is existing and (where applicable) in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus. Each Controlled Entity of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where lack of such qualification would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Controlled Entities taken as a whole (“Material Adverse Effect”); all of the issued and outstanding capital stock of each Controlled Entity of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Subsidiary is owned by the Company, directly or through Subsidiaries, free from liens, encumbrances and defects; and the capital stock of each VIE is owned by such individuals and/or VIEs as disclosed under the caption “Corporate History and Structure - Corporate Structure” of the General Disclosure Package, free from liens, encumbrances and defects except for those encumbrances on the equity interests of the VIEs as provided in the Control Agreements (as defined below).

(ix) Control Agreements. All of the current contractual arrangements and agreements enabling the Company to exercise effective control over and consolidate the financial statements of each of the VIEs (the “Control Agreements”) have been filed as exhibits to the Initial Registration Statement. Each of the Control Agreements has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and does not violate any requirements of the PRC laws. Each of the parties to the Control Agreements has the power and capacity (corporate or otherwise) to enter into and to perform its obligations under such Control Agreements and has, to the extent applicable, taken all necessary corporate actions to authorize the performance of the Control Agreements. All required consent, approval, certificates, authorizations, franchises, licenses, permits or order of, and declarations and filings with, any governmental agency or body or any court, domestic or foreign (“Governmental Authorizations”) in respect of the Control Agreements to ensure the legality and enforceability in evidence of each of the Control Agreements have been duly obtained and no further Governmental Authorizations are required in connection with the Control Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Control Agreements. The execution, delivery and performance of each of the Control Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the Memorandum and Articles of Association, charter, by-law or other constituent documents (if any) or Governmental Authorizations of any of the parties to the Control Agreements; (B) result in any violation of, or penalty under, any PRC laws; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except, in the case of (C) above, as would not, individually or in the aggregate, have a Material Adverse Effect. The description of the Control Agreements in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus is fair and accurate in all material respects.

(x) Offered Securities. The Offered Securities, the Underlying Shares and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities and the Underlying Shares will have been, validly issued, fully paid and nonassessable, and such Offered Securities and the Underlying Shares will conform to the information in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities and the Underlying Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive or similar rights with respect to the Offered Securities or the Underlying Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. The Offered Securities and the Underlying Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims. Upon payment of the purchase price in accordance with this Agreement on each Closing Date, the Depositary or its nominee, as the registered holder of the Underlying Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association and the Underlying Shares may be freely deposited with the Depositary or its nominee against issuance of the ADSs as contemplated by the Deposit Agreement.

(xi) No Finder’s Fee. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii) Registration Rights. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(xiii) hereof.

(xiii) Listing. The Offered Securities have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance.

(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xv) Title to Property. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and its Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (B) the Company and its Controlled Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Offered Securities will not (A) result in a breach or violation of any of the terms and provisions of the Memorandum and Articles of Association, charter, by-laws or other constitutive documents of the Company or any of its Controlled Entities or any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Controlled Entities or any of their properties, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Controlled Entities pursuant to, any agreement or instrument to which the Company or any of its Controlled Entities is a party or by which the Company or any of its Controlled Entities is bound or to which any of the properties of the Company or any of its Controlled Entities is subject, except, in the case of (B), as would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Controlled Entities.

(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Controlled Entities is (A) in violation of its respective Memorandum and Articles of Association, charter, by-laws or other constitutive documents or (B) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of (B) above, such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Controlled Entities taken as a whole (“Material Adverse Effect”).

(xviii) Compliance with Laws. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its Controlled Entities are in compliance with all applicable laws in the jurisdictions to which such entities are subject, except where failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon due execution and delivery by the Depositary of American depositary receipts (“ADRs”) evidencing Offered Securities and the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(xx) Possession of Required Governmental Authorizations. The Company and its Controlled Entities possess, and are in compliance with the terms of all Governmental Authorizations necessary or material to the conduct of the business now conducted or proposed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Governmental Authorizations that, if determined adversely to the Company or any of its Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(xxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Controlled Entities exists or, to the knowledge of the Company, is imminent or threatened that could have a Material Adverse Effect.

(xxii) Possession of Intellectual Property. The Company and its Controlled Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (A) To the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Controlled Entities; (B) to the Company’s knowledge, there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or its Controlled Entities; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (F) none of the Intellectual Property Rights used by the Company or its Controlled Entities in their businesses has been obtained or is being used by the Company or its Controlled Entities in violation of any contractual obligation binding on the Company, any of its Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (A) – (F) such as would not, if determined adversely to the Company or any of its Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Environmental Laws. Neither the Company nor any of its Controlled Entities is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or manages any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxiv) Accurate Disclosure. The statements in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “PRC Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxv) Absence of Manipulation. None of the Company, the Controlled Entities and, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf the Company has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvi) Operating and Other Company Data. All operating and other data of the Company and the Controlled Entities disclosed in the Initial Registration Statement, General Disclosure Package and Final Prospectus, including but not limited to, number of downloads and activations, downloads ranking on Google play, monthly active users, number of unique visitors, number of themes and literary works, are true and accurate in all material respects.

(xxvii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxviii) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles (“U.S. GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxix) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of its Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxx) Directors and Officers. To the knowledge of the Company and the Controlled Entities, none of the directors, director nominees or executive officers of the Company or any of the Controlled Entities is a party to any legal, governmental or regulatory proceeding that causes such director or officer to be unsuitable for his or her position on the board or in the Company or any of the Controlled Entities.

(xxxi) Exhibits. There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statements or described in the Registration Statements, General Disclosure Package and Final Prospectus that are not so filed or described.

(xxxii) Financial Statements. The financial statements and the related notes thereto included in each Registration Statement, the General Disclosure Package and the Final Prospectus comply in all respects with the applicable requirements of the Act and the Exchange Act and present fairly the financial position of the Company and its Controlled Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the U.S. GAAP applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxxiii) Independent Accountants. KPMG Huazhen (SGP), which has audited the consolidated financial statements of the Company for the years ended December 31, 2011 and 2012, is an independent registered public accounting firm with respect to the Company and its Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xxxiv) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Controlled Entities, taken as a whole, that would result in a Material Adverse Effect, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Controlled Entities.

(xxxv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxvi) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not expect to be classified as a PFIC for the current or the next succeeding taxable year.

(xxxvii) Payments in Foreign Currency. Except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities and the Underlying Shares may be paid by the Company to the holder thereof in United States dollars or other currency that may be converted into United States dollars and freely transferred out of the Cayman Islands, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxviii) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(xxxix) Taxes. The Company and its Controlled Entities have filed all tax returns that are required to be filed or have requested extensions thereof except where such failure to file would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Controlled Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, to the extent that such taxes (including any assessments, fines or penalties) are due and payable, except for any such taxes (including assessments, fines or penalties) that are currently being contested in good faith or where such failure to pay would not, individually or in the aggregate, have a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any Controlled Entity (including any predecessor) as described in the Initial Registration Statement, General Disclosure Package and Final Prospectus are valid, binding and enforceable and do not violate any PRC laws.

(xl) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Controlled Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Controlled Entities, on the other, that is required by the Act to be described in the Initial Registration Statement, General Disclosure Package and Final Prospectus and that is not so described in such documents.

(xli) No Immunity. None of the Company, its Controlled Entities and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in the Transaction Documents not to plead or claim any such immunity in any legal action, suit or proceeding based on the Transaction Documents is valid and binding under the laws of the Cayman Islands, Hong Kong and the PRC.

(xlii) Insurance. The Company and its Controlled Entities are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its Controlled Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Controlled Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Controlled Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Controlled Entity has been refused any insurance coverage sought or applied for; neither the Company nor any such Controlled Entity has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xliii) Business Practices. None of the Company and the Controlled Entities, or to the best knowledge of the Company after due inquiry, any of the executive officers or directors, employees, representatives, consultants or agents of the Company or any Controlled Entity has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (3) securing any improper advantage for the Company or any of the Controlled Entities, or (4) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of the Controlled Entities in obtaining or retaining business for or with, or directing business to, any person, or otherwise in violation of any anti-bribery laws, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, as amended, or any other law, rule or regulation of similar purpose and scope, in each case, to the extent applicable. As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization. The Company and its Controlled Entities have instituted and maintained and will continue to maintain policies and procedures designed to promote and ensure compliance with applicable anti-bribery and anti-corruption laws.

(xliv) Compliance with Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of other relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Money Laundering Laws is pending or threatened.

(xlv) Compliance with Sanctions. None of the Company, the Controlled Entities, directors and officers of the Company and the Controlled Entities, or to the best knowledge of the Company after due inquiry, any employee, agent, affiliate or representative of the Company or any Controlled Entity is an individual or entity currently the subject of any sanctions administered or enforced by the United States Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of Justice), the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any Controlled Entity located, organized or resident in a country or territory that is the subject of Sanctions.

(xlvi) No Restrictions on Dividends from Controlled Entity. Except as disclosed in the Registration Statement, General Disclosure Package and Final Prospectus, no Controlled Entity of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to their respective shareholders, from making any other distribution on such Controlled Entities’ capital stock, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company.

(xlvii) No Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Hong Kong or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit with the Depositary of Underlying Shares against the issuance of the Offered Securities; (B) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the several Underwriters; or (C) the sale and delivery by the several Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated by this Agreement.

(xlviii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Initial Registration Statement, General Disclosure Package and Final Prospectus has been made without basis or has been disclosed other than in good faith.

(xlix) No Undisclosed Benefits. Except as disclosed in the Initial Registration Statement, General Disclosure Package and Final Prospectus, neither the Company nor any of the Controlled Entities has any obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person. The Company and each Controlled Entity are in material compliance with all applicable laws relating to employee benefits.

(l) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in the Initial Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes: (A) accounting policies which the Company believes are important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that different amounts would be reported under different conditions or using different assumptions; and the board and management of the Company have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have discussed with the Company’s independent registered public accounting firm with regard to such disclosure.

(li) Liquidity and Capital Resources. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Initial Registration Statement, General Disclosure Package and Final Prospectus accurately and fully describes all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.

(lii) Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Initial Registration Statement, General Disclosure Package and Final Prospectus. The Company has the power to submit, and has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Initial Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (A) would be declared enforceable against the Company without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, and (B) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(liii) Related Party Transactions. All the related party transactions required to be disclosed under the Act are disclosed in the Initial Registration Statement, General Disclosure Package and Final Prospectus under the heading “Related Party Transactions,” and such disclosure is complete, true and accurate in all material respects.

(liv) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and beneficial owners who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to ensure that each shareholder or beneficial owner that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen completes any registration and other procedures required under applicable SAFE Rules and Regulations. All current shareholders and beneficial owners of the Company who are PRC residents or PRC citizens have complied with all registration and other procedures required under applicable SAFE Rules and Regulations.

(lv) PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice and has fully communicated such legal advice to each of its directors and officers that signed the Initial Registration Statement and each such director and officer has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the NASDAQ Global Market or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(lvi) FINRA Affiliation. There are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) the Company, any affiliate of the Company or, to the Company’s knowledge, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Initial Registration Statement was first submitted to the Commission. None of the proceeds received by the Company from the sale of the Offered Securities hereunder will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member.

(lvii) Concurrent Private Placement. The issuance and sale of Ordinary Shares by the Company to Qihoo 360 Technology Co. Ltd. (“Qihoo 360”) and Cheetah Technology Corporation Limited, a company affiliated with Kingsoft Corporation (“Cheetah Technology”) pursuant to Subscription Agreements each dated November 8, 2013 (the “Private Placement”) was conducted in accordance with Regulation S under the Act and all requirements of Regulation S were duly complied with by the Company, Qihoo 360 and Cheetah Technology. The Private Placement will not be integrated with the offering of Offered Securities hereunder pursuant to applicable rules and regulations issued under the Act.

(lviii) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(2)	Each of Mr. Yuqiang Deng and Mr. Xiangdong Zhang (collectively, the “Founders”, and each, a “Founder”), severally and not jointly, represents and warrants to the Underwriters that:

(i)	Choice of Law. The courts of the PRC recognize and give effect to the choice of law provisions set forth in Section 18(c) hereof and will enforce judgments of U.S. courts obtained against each Founder in connection with this Agreement, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the PRC; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the PRC; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the PRC; and (f) there is due compliance with the correct procedures under the laws of the PRC;

(ii)	Disclosure. (A) On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) As of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus or any written Section 5(d) Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof; and

(iii)	Due Execution and Delivery. This agreement has been duly executed and delivered by the Founders.

In addition, any certificate signed by or on behalf of either Founder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Founder, as to matters covered thereby, to the Underwriters.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$[—] per Offered Security (representing the initial public offering price less underwriting discounts and commissions), that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 7,000,000 Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for the Firm Securities at [—] A.M., New York time, on [—], 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The documents to be delivered at the First Closing Date pursuant to Section 7 hereof will be made available for checking at the office of Simpson Thacher & Bartlett at 35th Floor, ICBC Tower, 3 Garden Road, Central Hong Kong at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Offered Security to be paid for the Firm Securities and the Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two full business days and not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company. The documents to be delivered at an Option Closing Date pursuant to Section 7 hereof will be made available for checking at the above office of Simpson Thacher & Bartlett at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Underlying Shares of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. All such documents shall be furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(viii) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, the fees, disbursements and expenses of the Company’s counsel, independent registered public accounting firm and other third-party consultants, fees and expenses in connection with the registration of the Offered Securities and the Underlying Shares under the Act and the Exchange Act, the costs and charges of any transfer agent, registrar or the Depositary, any transfer and other similar taxes on the transfer and deposit of the Underlying Shares and sale of the Offered Securities to the Underwriters, and expenses incurred for preparing, printing and distributing preliminary prospectuses, the Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses.

(ix) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Initial Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(x) Compliance with Sanctions. The Company represents and covenants that it will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any person or entity of Sanctions.

(xi) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xii) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xiii) (A) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ADSs, Ordinary Shares or any securities convertible into or exchangeable or exercisable for any of its ADSs or Ordinary Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (1) issuances of Lock-Up Securities pursuant to the conversion of preferred shares or the exercise of warrants or options, in each case outstanding on the date hereof and fully vested at the time of exercise, (2) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof provided that none of such options or any portion thereof may become vested at any time during the Lock-Up Period, (3) issuance and sale of Ordinary Shares by the Company to Qihoo 360 and Cheetah Technology in the Private Placement, and (4) issuances of Ordinary Shares as consideration for strategic investments in, or acquisitions of, other businesses by the Company provided that (i) such Ordinary Shares to be issued shall not, in the aggregate, exceed 5% of the sum of the total issued and outstanding share capital of the Company as of the date hereof, the Ordinary Shares to be issued and sold in the Private Placement and any Offered Securities issued and sold by the Company hereunder, (ii) other than in connection with transactions under (4) above, no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such issuances, and (iii) each of the recipients of such Ordinary Shares to be issued shall execute and deliver to the Representatives a lock-up letter in substantially the same form as the lock-up letters delivered pursuant to Section 7(m) hereof. The Company will not facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(B) Agreement to announce lock-up waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

(C) Notice of Non-EGC Status. Until the date that is 15 days after the expiration of the Lock-Up Period, the Company will notify the Underwriters on or prior to the date on which the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Act.

(D) No Acceleration of Vesting Schedule. The Company will not accelerate the vesting of any warrants or options outstanding on the date hereof during the Lock-Up Period.

(xiv) Listing of Offered Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the NASDAQ Global Market.

(xv) Deposit of Underlying Shares. The Company will, prior to each Closing Date, deposit the Underlying Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the Offered Securities to be sold by the Company will be issued against receipt of such Underlying Shares and delivered to the Underwriters on such Closing Date.

(xvi) License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.

(xvii) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands (if any) to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Underlying Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands (if any) for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(xviii) Compliance with SAFE Rules and Regulations. The Company will comply in all material respects with any applicable SAFE Rules and Regulations, and will use its best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xix) Interim Financial Statements. The Company will furnish to the Representatives as early as practicable prior to each Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements which are incomplete in that they omit the statements of cash flows and other disclosures, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letters to be furnished pursuant to Section 7(a) hereof.

(xx) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xxi) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(xxii) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses and Section 5(d) Communications. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) Section 5(d) Communications. The Company represents and agrees that it did not make any Section 5(d) Communications prior to the initial filing of the Initial Registration Statement, and (ii) it has not made any written Section 5(d) Communications after the initial filing of the Initial Registration Statement. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, (i) it did not make any Section 5(d) Communications prior to the initial filing of the Initial Registration Statement, and (ii) it has not made any written Section 5(d) Communications after the initial filing of the Initial Registration Statement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Founders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated the date hereof and each Closing Date, of KPMG Huazhen (SGP) confirming that they are independent registered public accounting firm within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5 hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., U.K., European Union, PRC, Hong Kong, Cayman Islands or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, U.K., European Union, PRC, Hong Kong or Cayman Islands authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC, Hong Kong or the Cayman Islands or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the PRC, Hong Kong or the Cayman Islands , any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of United States Counsel for the Company. The Representatives and the Depositary shall have received an opinion or opinions and disclosure letter from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(e) Opinion of Cayman Islands Counsel for the Company. The Representatives and the Depositary shall have received an opinion from Maples & Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives, in form and substance satisfactory to the Representatives.

(f) Opinion of PRC Counsel for the Company. The Company and the Depositary shall have received an opinion from Jun He Law Offices, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.

(g) Opinion of Delaware Counsel for the Company. The Representatives shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, Delaware counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(h) Opinion of United States Counsel for the Underwriters. The Representatives shall have received an opinion or opinions and disclosure letter from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion or opinions from Fangda Partners, PRC counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require.

(j) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission.

(k) Certificate of the Chief Executive Officer. The Representative shall have received a certificate, on the date hereof and each Closing Date, signed by the Chief Executive Officer of the Company certifying as to the preparation, completeness and accuracy of certain operating and statistical data relating to the Company contained in the Initial Registration Statement, the General Disclosure Package and the Final Prospectus.

(l) [Reserved]

(m) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the officers, directors, existing shareholders (including their respective controlling persons), Qihoo 360, Cheetah Technology and certain option holders of the Company listed on Schedule D hereto.

(n) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Underlying Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(o) Depositary’s Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Underlying Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion from Ziegler, Ziegler & Associates LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(q) No Legal Impediment to Issuance. There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency or before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare the issuance and sales of the Offered Securities and the Underlying Shares, the listing and trading of the Offered Securities on the NASDAQ Global Market or the transactions contemplated by this Agreement and the Deposit Agreement to be non-compliant, unlawful or illegal under PRC laws, rules and regulations.

(r) No Change in PRC Mergers and Acquisition Rules. There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisition Rules which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Offered Securities and the Underlying Shares being delivered at such Closing Date on the terms and in the manner contemplated in this Agreement.

(s) Exchange Listing. The Offered Securities shall have been approved to be listed on the NASDAQ Global Market.

(t) DTC Settlement. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(u) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(v) Additional Documents. The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company reasonably satisfactory to the Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Offered Securities and the Underlying Shares.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any written Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus or any written Section 5(d) Communication or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information regarding sales to accounts over which the Underwriters have discretionary authority contained in the seventh paragraph under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Founders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered by hand or sent to Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, NY 10010, United States, and J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, United States, or, if sent to the Company, will be mailed, delivered or sent to Sungy Mobile Limited, Floor 17, Tower A, China International Center, No. 33 Zhongshan 3rd Road, Yuexiu District, Guangzhou 510055, People’s Republic of China; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or sent to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Founders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company or the Founders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Founders on other matters;

(b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives and the Company are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Founders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Founders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Founders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Founders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Founders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company and the Founders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Founders irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Founders irrevocably appoints Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and the Founders, as the case maybe, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company and the Founders, as the case maybe, in any such suit or proceeding. Each of the Company and the Founders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of each of the Company and the Founders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Founder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Founder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Founders and the several Underwriters in accordance with its terms.

Very truly yours,

SUNGY MOBILE LIMITED

By:
Name:
Title:

THE FOUNDERS

By:
Name:	Yuqiang Deng

By:
Name:	Xiangdong Zhang

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Oppenheimer & Co. Inc.
China Renaissance Securities (Hong Kong) Limited

Total	7,000,000

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1. Final term sheet, dated                     [, a copy of which is attached hereto].]

2. [list other documents]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Securities.

2. [list other information]

SCHEDULE C

Form of Comfort Letter

SCHEDULE D

List of Persons Subject to Lock-Up

1.	[Directors and Officers]

2.	[Shareholders]

3.	[Qihoo 360 and Cheetah Technology]

4.	[Certain option holders]

Exhibit A

[Form of Press Release]

Sungy Mobile Limited

[Date]

Sungy Mobile Limited (the “Company”) announced today that Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, the lead book-running managers in the recent public sale of                     ADSs representing Class A ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to                         Class A ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on    ,         20    , and the Class A ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

35